CHINA ENERGY VENTURES CORP.

Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•

Monitor the integrity of the Company’s financial reporting processes and systems of internal controls regarding finance, accounting, and legal compliance;

•

Monitor the independence and performance of the Company’s independent auditors; and

•

Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessarily in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit-Committee members-shall be appointed by the Board-If an-audit- committee-Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management and the independent auditors, and as a Committee, to discuss any matters that the Committee or either of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III. Audit Committee Responsibilities and Duties

Review Procedures

1)

Review and reassess the adequacy of this Charter at least annually and submit the Charter to the Board of Directors for approval.

2)

Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3)

In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls, Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors, together with management’s responses, if any.

4)

Review with financial management and the independent auditors the Company’s quarterly financial results prior to the filing or distribution of the Company’s quarterly financial statements. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9).

5)

All services provided by the independent auditor whether they be audit related or non-audit related, shall be pre-approved in writing either:

a)

prior to the commencement of the contemplated services, or

b)

after the commencement of the contemplated services but before the completion of such services.

6)

The Chairman of the Audit Committee or the designated Financial Expert, should they also be, at the time of approval, an independent director, are empowered to approve the contemplated services to be provided by the independent auditor on behalf of the committee.

a)

All approvals taken by the Chairman or Financial Expert must be disclosed to the committee as a whole either:

i)

in writing or by e-mail at the time of the approval; or

ii)

verbally at a subsequent committee meeting.

Independent Auditors

7)

The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

8)

Approve the fees and other significant compensation to be paid to the independent auditors.

9)

On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

10)

Review the independent auditors audit plan — discuss scope, staffing, locations, reliance upon management and general audit approach.

11)

Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

12)

Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Legal Compliance

13)

On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

14)

If and as required by the Securities and Exchange Commission, annually prepare a report to shareholders to be included in the Company’s annual proxy or information statement

15)

Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

16)

Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

17)

Periodically perform self-assessment of Audit Committee performance.

18)

Review financial and accounting personnel succession planning within the Company.

19)

Annually review policies and procedures as well as audit results associated with directors’ and officers expense accounts and perquisites.

20)

Annually review a summary of director and officers’ related party transactions and potential conflicts of interest.

Approved and adopted by the Audit Committee on March 27, 2001.

Approved by the Board of Directors on March 27, 2001.

Amended and adopted by the Audit Committee on November 12, 2003.